SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$215,642	$248,490
Accounts receivable, net of allowances of $2,807 and $2,254 as of March 31, 2026 and December 31, 2025, respectively	30,068	32,336
Contract assets and unbilled receivable, net	32,752	38,189
Other current assets	10,343	10,114
Total current assets	288,805	329,129
Restricted cash equivalents, non-current	676	676
Right-of-use assets	5,920	3,791
Property and equipment, net	2,863	2,928
Goodwill	122,277	122,277
Intangible assets, net	172,036	181,395
Deferred tax asset	28	29
Contract assets and unbilled receivable, non-current, net	34,067	29,906
Other non-current assets	18,279	18,042
Total assets	$644,951	$688,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,048	$10,562
Accrued liabilities	29,321	26,325
Operating lease liabilities	2,751	1,812
Finance lease liabilities	289	332
Income tax liability	2,812	2,662
Deferred revenue	28,509	24,042
Contingent acquisition liabilities	—	4,400
Other current liabilities	1,557	1,604
Total current liabilities	73,287	71,739

Operating lease liabilities, net of current portion	3,186	2,069
Deferred revenue, net of current portion	6,756	8,195
Contingent acquisition liabilities, net of current portion	87,334	129,227
Deferred tax liabilities	1,379	1,363
Income tax liability, net of current portion	2,209	2,254
Other non-current liabilities	10,134	9,540
Total liabilities	184,285	224,387
Commitments and contingencies

Stockholders’ equity:
Series A Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding, aggregate liquidation preference of $0 and $0 as of March 31, 2026 and December 31, 2025, respectively	—	—
Class A Common Stock, $0.0001 par value; 755,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 393,742,421 and 390,070,691 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	37	37
Class B Common Stock, $0.0001 par value; 44,000,000 shares authorized; 32,535,408 shares issued and outstanding as of March 31, 2026 and December 31, 2025	3	3
Additional paid-in capital	1,442,560	1,420,672
Accumulated deficit	(982,094)	(957,066)
Accumulated other comprehensive income	160	140
Total stockholders’ equity	460,666	463,786
Total liabilities and stockholders’ equity	$644,951	$688,173

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Revenues	$44,195	$29,129
Operating expenses:
Cost of revenues	30,453	18,511
Sales and marketing	19,215	12,007
Research and development	26,200	24,756
General and administrative	25,676	18,407
Change in fair value of contingent acquisition liabilities	(39,392)	(176,100)
Amortization of intangible assets	4,714	3,451
Total operating expenses	66,866	(98,968)
Income (loss) from operations	(22,671)	128,097

Other income (expense), net:
Interest expense	(71)	(235)
Other income (expense), net	(1,488)	2,889
Total other income (expense), net	(1,559)	2,654
Income (loss) before provision for income taxes	(24,230)	130,751
Provision for income taxes	798	819
Net income (loss)	$(25,028)	$129,932
Earnings attributable to participating Class A Common Shares	—	(705)
Net income (loss) attributable to SoundHound common shareholders	$(25,028)	$129,227

Other comprehensive income:
Unrealized gains on investments	20	6
Comprehensive income (loss)	$(25,008)	$129,938

Net income (loss) per share:
Basic	$(0.06)	$0.33
Diluted	$(0.11)	$0.31

Weighted-average common shares outstanding:
Basic	421,472,827	393,893,313
Diluted	429,783,201	414,156,455

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows used in operating activities:
Net income (loss)	$(25,028)	$129,932
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	9,966	7,755
Stock-based compensation	18,546	17,440
Loss on disposal of property and equipment	—	31
Non-cash lease amortization	858	664
Amortization of capitalized commissions	538	—
Foreign currency gain/loss from remeasurement	791	(160)
Change in fair value of contingent acquisition liabilities	(39,392)	(176,100)
Change in fair value of derivative	2,491	(1,289)
Deferred income taxes	17	(1)
Other, net	744	903
Changes in operating assets and liabilities:
Accounts receivable, net	1,542	2,347
Other current assets	(767)	(239)
Contract assets	1,261	5,816
Other non-current assets	548	(1,181)
Accounts payable	(2,503)	1,151
Accrued liabilities	2,655	(8,403)
Contingent acquisition liabilities	(1,335)	—
Other current liabilities	(61)	(581)
Operating lease liabilities	(809)	(836)
Deferred revenue	3,028	3,667
Other non-current liabilities	652	(101)
Net cash used in operating activities	(26,258)	(19,185)

Cash flows used in investing activities:
Purchases of property and equipment	(468)	(162)
Capitalized software development costs	(2,592)	—
Net cash used in investing activities	(3,060)	(162)

Cash flows provided by (used in) financing activities:
Proceeds from sales of Class A common stock under the Second Equity Distribution Agreement	—	67,707
Proceeds from exercise of stock options and employee stock purchase plan	396	666
Proceeds from warrants exercised	—	13
Payment of financing costs associated with the Second Equity Distribution Agreement	—	(1,355)
Payment to settle contingent earnout liabilities	(3,538)	—
Payments on finance leases	(101)	(21)
Net cash provided by (used in) financing activities	(3,243)	67,010
Effects of exchange rate changes on cash	(287)	(94)
Net change in cash, cash equivalents, and restricted cash equivalents	(32,848)	47,569
Cash, cash equivalents, and restricted cash equivalents, beginning of period	249,166	198,916
Cash, cash equivalents, and restricted cash equivalents, end of period	$216,318	$246,485

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(In thousands)
(Unaudited)

Reconciliation to amounts on the condensed consolidated balance sheets:
Cash and cash equivalents	$215,642	$245,809
Non-current portion of restricted cash equivalents	$676	$676
Total cash, cash equivalents, and restricted cash equivalents shown in the condensed consolidated statements of cash flows	$216,318	$246,485

Supplemental disclosures of cash flow information:
Cash paid for interest	$15	$2
Cash paid for income taxes, net	$689	$1,230

Noncash investing and financing activities:
Right-of-use assets obtained in exchange for lease liabilities	$2,886	$—
Issuance of Class A Common Stock to contingent earnout liabilities	$2,028	$—
Deferred offering costs reclassified to additional paid-in capital	$—	$69
Stock-based compensation included in capitalized software development costs	$918	$—

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